UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Deferred Compensation Plan

On July 7, 2023, the Board of Directors (the “Board”) of Avid Bioservices, Inc. (the “Company”) approved and adopted the Avid Bioservices, Inc. Deferred Compensation Plan (the “Plan”), with the Plan effective as of July 7, 2023. The Plan provides non-employee directors and certain highly compensated employees with an opportunity to defer up to 80% of their base compensation, up to 100% of their cash bonuses, and up to 100% of certain restricted stock unit and performance stock unit awards. The Plan also allows for discretionary employer contributions, which, if made, will be subject to vesting and other conditions established by the Compensation Committee of the Board (the “Compensation Committee”). Base compensation deferrals shall be deemed at all times fully vested. Distributions from the Plan will, subject to a participants deferral election, be made upon the first to occur of separation from service, disability, death, a specified date (or multiple dates), or unforeseeable emergency.

Participants in the Plan will be entitled to select from a wide variety of notional investments available under the Plan and they will be allocated notional gains or notional losses in their Plan accounts based upon the performance of the notional investments selected by the participant. The Company does not guarantee a rate of return on any Plan participant account.

Participants have no rights or claims to with respect to any Plan assets and any such assets are subject to the claims of the Company's general creditors. For all purposes a participant shall be treated as a general unsecured creditor of the Company. The Company may establish a rabbi trust to hold amounts which the Company may use to satisfy its obligations under the Plan, however, the establishment of such a trust shall in no way deem the Plan to be “funded” for purposes of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. The Plan will be administered by the Compensation Committee or its designee.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Form of PSU Award Notice

Effective July 9, 2023, the Compensation Committee of the Board of Directors approved a form of Notice of Grant of Performance Stock Unit Award (the “Form of PSU Award Notice”) to be used in connection with the grant of performance stock unit (“PSU”) awards to the Company’s named executive officers and certain other officers pursuant to the Company’s 2018 Omnibus Incentive Plan (the “Plan”). The Form of PSU Award Notice will govern PSU awards to the Company’s officers that were approved by the Compensation Committee effective July 9, 2023 and will also cover any future annual PSU awards approved by the Compensation Committee upon the same terms set forth in the Form of PSU Award Notice.

The Form of PSU Award Notice provides, among other things, that (i) each PSU that vests represents the right to receive one share of the Company’s common stock, (ii) the PSUs vest annually as one-third of the total award based on the Company’s achieving specified performance measurements for the applicable performance period defined in the Form of PSU Award Notice, (iii) the PSUs have target payout opportunities of between 0% and 200%, (iv) the performance measurements include Revenue and Adjusted Net Income (as defined in the Form of PSU Award Notice) as described further in the Form of PSU Award Notice, and (v) no PSU shall become earned and vested following a grantee’s Separation from Service (as defined in the Plan), except as expressly provided in the terms of the Form of PSU Award Notice, as applicable, or as otherwise provided pursuant to the terms of the Plan.

The foregoing summary of the Form of PSU Award Notice does not purport to be complete and is qualified in its entirety by reference to the Form of PSU Award Notice, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Avid Bioservices, Inc. Deferred Compensation Plan
10.2	Form of Notice of Grant of Performance Stock Unit Award.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: July 13, 2023	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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